REGISTRATION RIGHTS AGREEMENT
                       (Southwestern Financial Corporation)



               This Registration Rights Agreement (the "Agreement") is made and entered into as of December 14, 1995, by and among Southwestern Financial Corporation, a Delaware corporation (the "Company"), and I.C.H. Corporation ("ICH"), a Delaware corporation, SWL Holding Corporation ("SWL Holding"), a Delaware corporation, and Care Financial Corporation ("CFC"), a Delaware corporation (CFC, SWL Holding and ICH, together with Facilities Management Installation, Inc., a Delaware corporation ("FMI"), referred to herein collectively as the "Debtors").

               This Agreement is made pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of December 1, 1995, by and among the Debtors, the Company, Southwestern Financial Services Corporation, a Delaware corporation, and PennCorp Financial Group, Inc., a Delaware corporation. In order to induce the Debtors to perform their obligations under the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the consummation of the Purchase Agreement.

               The parties agree as follows:

   1.    Securities Subject to this Agreement

               (a) Certain Definitions. The terms set forth below are used herein as so defined:

               "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

               "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, and any class or series of capital stock into which such Class A Common Stock thereafter may be changed.

               "Class B Common Stock" means the Class B Non-Voting Common Stock, par value $.01 per share, of the Company, and any class or series of capital stock into which such Class B Common Stock thereafter may be changed.
               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

               "Convertible Notes" means the Company's Convertible Subordinated Reset Notes due 2005.

               "Date of Distribution" means the first date on which Convertible Notes or shares of Common Stock are delivered to Distributees pursuant to the Plan of Reorganization.

               "Demand Registration" has the meaning given such term in
   Section 2(a).

               "Demand Request" has the meaning given such term in Section
   2(a).

               "Distributees" means the holders of claims against and/or interests in one or more of the Debtor's estates who receive, in accordance with the Plan of Reorganization, Convertible Notes or, if the Convertible Notes have been converted, Common Stock in exchange for such claims or interests.

               "Eligible Distributees" means Distributees who, within 180 days after the later to occur of (i) December 15, 1996, (ii) the Date of Distribution and (iii) the date on which the Convertible Notes first become convertible into Common Stock, deliver to the Company written notice of election to exercise registration rights hereunder; provided, however, that the only Distributees entitled to such registration rights shall be Distributees who are (i) holders of at least $10 million principal amount of Convertible Notes which, at the date of notice of exercise or within 60 days of the date of notice of exercise, are convertible into Common Stock,
   (ii) holders of 5% or more of the outstanding Common Stock who acquired such Common Stock pursuant to, or upon conversion of Convertible Notes acquired pursuant to, the Plan of Reorganization or (iii) holders who otherwise provide to the Company a written opinion of counsel (in form and substance reasonably satisfactory to the Company, which may set forth the analysis relied upon in reaching the relevant legal conclusion) to the effect that the offer and sale by such holder of the Convertible Notes or Common Stock, as applicable, in the manner proposed to be offered and sold by such holder, is required to be made pursuant to a registration statement under the Securities Act; provided, however, that the 180-day period referred to above shall be extended by the period, if any, which any Demand Registration is deferred pursuant to Section 2(e) or 4(f) of this Agreement. Notwithstanding anything herein to the contrary, no Person shall be an Eligible Distributee unless such Person agrees in writing to be bound by the terms and provisions of this Agreement to the same extent as the Debtors.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Holder" has the meaning set forth in the definition of Registrable Securities.

               "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, or other entity.

               "Plan of Reorganization" means a plan of reorganization with respect to the Debtors' jointly administered cases under Chapter 11 of the Bankruptcy Code that has been confirmed by the Bankruptcy Court, has not been stayed pending appeal and becomes effective in accordance with its terms or an order of the Bankruptcy Court.

               "Pro Rata Basis" means a pro rata allocation, among a specified group of Persons, based on the number of shares of Common Stock requested to be included in a registered offering by such group of Persons.

               "Registrable Securities" means (i) for so long as the Convertible Notes are not convertible into Common Stock, the Convertible Notes and (ii) the Common Stock issued or issuable upon the conversion of the Convertible Notes to the extent such Convertible Notes were acquired by CFC pursuant to the Purchase Agreement, or to the extent such Convertible Notes or Common Stock were acquired by any other Debtor from CFC or by Eligible Distributees pursuant to the Plan of Reorganization (each, a "Holder"), until such time as such securities shall cease to be Registerable Securities as provided in Section 1(b) hereof.

               "Registration Expenses" has the meaning set forth in Section 8.

               "Registration Statement" has the meaning set forth in Section
   7(a).

               "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under this Agreement.

               (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such security has been disposed of pursuant to such effective registration statement, or (ii) such security is distributed pursuant to the Plan of Reorganization to a Person other than an Eligible Distributee, or (iii) such security is sold pursuant to a registered public offering or pursuant to Section 4(1) of the Securities Act or Rule 144, Rule 144A or Regulation S under the Securities Act (or any similar provision then in force), or (iv) such security is eligible for sale pursuant to Rule 144(k) under the Securities Act.

   2.    Demand Registration by Debtors

         (a) Request for Registration. (i) Commencing on and after December 15, 1996, the Debtors that are Holders may request (collectively, the "Requesting Debtors"), in writing (a "Demand Request"), that the Company effect one registration under the Securities Act of all but not less than all of the Convertible Notes or, if the Convertible Notes are convertible, the Common Stock held by all the Debtors that are Holders (a "Demand Registration").

               (ii) Subject to Section 2(e), the Company shall file the Demand Registration, as expeditiously as possible, and in any event within 60 days, after receiving the Demand Request (the "Required Filing Date") and shall use its commercially reasonable efforts to cause the same to be declared effective by the Commission as soon as possible after such filing; provided that, if any Registrable Securities requested to be registered pursuant to a Demand Request under this Section 2 are excluded from the registration pursuant to Section 2(d) below, the Debtors shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section 2 with respect to such excluded Registrable Securities.

         (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Debtors withdraw all their Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Debtors pay all Registration Expenses in connection with such withdrawn registration); provided that, if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration. Except as set forth above, the Company will pay all Registration Expenses in connection with any Demand Registration, whether or not it becomes effective.

         (c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Company shall select a nationally recognized investment banking firm or firms to manage the underwritten offering.

         (d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Debtor shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company in writing that the inclusion of such securities would not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event that the managing underwriter or underwriters shall advise the Company that even after exclusion of all securities of the other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Debtors is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Debtors to be included in such Demand Registration shall be reduced to that amount of Registrable Securities which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated among the Requesting Debtors as they shall advise the Company in writing.

         (e) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2 until a date not later than 180 days after December 15, 1996 (with respect to clause (i) below) or 180 days after the commencement of a Material Activity (as defined in clause (ii) below), if (i) at December 15, 1996, the Company is preparing to file or within 60 days after December 15, 1996, the Company commences to prepare a registration statement for a public offering, which in fact is filed and becomes effective within 180 days of December 15, 1996, or (ii) at the time of any Demand Request the Company is engaged in any activity (a "Material Activity") that, in the good faith judgment of the Company's board of directors, would be materially and adversely affected to the detriment of the Company by the requested registration (provided that no more than one deferral with respect to the same Material Activity may be effected pursuant to this clause (ii) during any 360-day period). A deferral of the filing of a registration statement pursuant to this Section 2(e) shall be lifted, and, unless the Demand Request has been withdrawn as contemplated below the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the proposed registration for the Company's account is abandoned, or in the case of a deferral pursuant to clause (ii) of the preceding sentence, the Company ceases to be engaged in a Material Activity. In order to defer the filing of a registration statement pursuant to this Section 2(e), the Company shall promptly (but in any event within 10 days), upon determining to effect such deferral, deliver to each Debtor a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2(e) and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities beneficially owned by the Debtors and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. If any deferral is lifted as provided above, prompt notice thereof shall be given in writing to the Requesting Debtors who thereafter shall be entitled to deliver a new Demand Request. This Section 2(e) shall not prohibit the Debtors from exercising any "piggyback" registration rights to which they would otherwise be entitled pursuant to Section 3.

   3.  Piggyback Registrations by Debtors.

         (a) Request for Registration. At any time after the date hereof, if the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders) with respect to an underwritten offering for cash of Common Stock for the Company's own account or for the account of any of its securityholders (other than in connection with the initial underwritten public offering of Common Stock of the Company), then the Company shall give written notice to each Debtor that is a Holder not less than 20 days before the anticipated effective date of such registration statement. Such notice shall offer each such Debtor the opportunity to have all or any of the Registrable Securities held by it included in such registration statement (the "Piggy-back Registration"). Within ten days after receiving such notice, each such Debtor may make a written request to the Company that any or all of its Registrable Securities be included in the Piggy-back Registration, which notice shall specify the amount of Registrable Securities to be so included. Subject to Section 3(b) hereof, the Company shall include in the Piggy-back Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt by each such Debtor of the Company's notice. The Company may in its discretion withdraw any registration statement filed pursuant to this Section 3(a). Any Holder, as applicable, shall be permitted to withdraw all or part of the Registrable Securities from a Piggy-back Registration at any time prior to the effective date of such Piggy-back Registration.

         (b) Priority on Piggy-back Registration. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the shares of Registrable Securities requested by the holders of Registrable Securities ("Selling Piggy-back Holders") to be included in the Piggy-back Registration (on the same terms and conditions, as nearly as practicable, as the securities included therein for the account of the Company or any other securityholders). Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that inclusion of the Registrable Securities requested to be included in the offering would cause a Material Adverse Effect, then
   (i) if such Piggy-back Registration is incident to a primary registration on behalf of the Company, the Company shall include in the registration statement (A) first, all the securities to be sold by it and (B) second, the maximum amount of securities requested to be included in the Piggy-back Registration by the Selling Piggy-back Holders and all other securityholders of the Company entitled to piggy-back registration rights the inclusion of which would not cause a Material Adverse Effect (provided that the amount to be included by the Selling Piggy-back Holders shall be allocated, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders and other securityholders if the inclusion of all the requested Registrable Securities would cause a Material Adverse Effect) and (ii) if such Piggy-back Registration is incident to a secondary registration on behalf of holders of Common Stock (other than Holders) pursuant to demand registration rights, the Company shall include in such registration statement (A) first, the number of shares of Common Stock of the Person(s) on whose behalf the registration is being made (allocated among such Persons as they may determine, if applicable) and (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 3 in excess of the securities of such Person(s) on whose behalf the registration is being made that, in the opinion of the managing underwriters, would not have a Material Adverse Effect, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders, any other securityholder entitled to exercise piggy-back registration rights with respect to such registration statement and the Company, to the extent it desires to include securities in such registration.

   4.    Demand Registration of Eligible Distributees

         (a) Request for Registration. (i) Commencing on and after December 15, 1996, any Eligible Distributee (the "Requesting Eligible Distributee," which term shall include parties deemed "Requesting Eligible Distributees" pursuant to Section 4(e) hereof) may request the Company, in writing (a "Demand Request"), to effect one registration under the Securities Act of all but not less than all of the Convertible Notes or, if the Convertible Notes are convertible into Common Stock, the Common Stock held by the Requesting Eligible Distributees (a "Demand Registration").
   Notwithstanding anything herein to the contrary, if at the time of any Demand Request, the Company is not eligible to use Form S-3 (or any substitute or successor form thereto), demand registration rights pursuant to this Section 4(a) may be exercised only by Eligible Distributees who collectively own beneficially, and then only with respect to, at least $10 million principal amount of Convertible Notes or at least 5% of the outstanding Common Stock; provided, however, that all Eligible Distributees shall be provided notice of, and the opportunity to participate in, such Demand Registration in accordance with Section 4(e).

               (ii) Subject to Section 4(f), the Company shall file the Demand Registration as expeditiously as possible and in any event within 60 days after receiving a Demand Request (the "Required Filing Date") and shall use its commercially reasonable efforts to cause the same to be declared effective by the

   Commission as soon as possible after such filing; provided that, if any Registrable Securities requested to be registered pursuant to a Demand Request under this Section 4 are excluded from a registration pursuant to
   Section 4(d) below, the Eligible Distributees shall have the right, with respect to each exclusion, to one Demand Registration under this Section 4 with respect to such excluded securities.

         (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Eligible Distributees withdraw all their Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Eligible Distributees pay all Registration Expenses in connection with such withdrawn registration); provided that, if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration. Except as set forth above, the Company will pay all Registration Expenses in connection with any Demand Registration, whether or not it becomes effective.

         (c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Company shall select a nationally recognized investment banking firm or firms to manage the underwritten offering.

         (d)   Priority on Demand Registrations.  No securities to be sold for the account of any Person (including the Company) other than a Requesting
   Eligible Distributee shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company in writing that the inclusion of such securities would not have a Material Adverse
   Effect.  Furthermore, in the event that the managing underwriter or underwriters shall advise the Company that even after exclusion of all securities of the other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Eligible Distributees is
   sufficiently large to cause a Material Adverse Effect, the Registrable
   Securities of the Requesting Eligible Distributees to be included in such
   Demand Registration shall be reduced to that amount of Registrable
   Securities which the Company is so advised can be sold in such offering without a Material Adverse Effect and such Registrable Securities shall be
   allocated on a Pro Rata Basis among the Requesting Eligible Distributees on the basis of the number of Registrable Securities requested to be included by each such Requesting Eligible Distributees.

         (e) Rights of Nonrequesting Eligible Distributees. Upon receipt of any Demand Request, the Company shall promptly, but in any event within 10 days of such Demand Request, give notice of such proposed Demand Registration to all other Eligible Distributees, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration all of their Registrable Securities. All Eligible Distributees requesting to have their Registrable Securities included in a Demand Registration Statement in accordance with the preceding sentence shall be deemed to be "Requesting Eligible Distributees" for purposes of this Section 4. The failure of any Eligible Distributee to elect to include all of its or his Registrable Securities pursuant to this Section 4(e) shall terminate any further rights of such Eligible Distributee pursuant to this Section 4. Notwithstanding anything in Section 4(a)(i) to the contrary, if the Company is not otherwise required to effect a Demand Registration because of the last sentence of Section 4(a)(i), but a number of Eligible Distributees accept the Company's notice described in this clause (e) sufficient to satisfy the requirements of the last sentence of
   Section 4(a)(ii), the Demand Request shall be deemed to have been received, for purposes of Section 4(b), on the twentieth day after the date of the Company's notice pursuant to this clause (e).

         (f) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 4 until a date not later than 180 days after December 15, 1996 (with respect to clause (i) below) or 180 days after the commencement of a Material Activity (as defined in clause (ii) below), if (i) at December 15, 1996, the Company is preparing to file or within 60 days after December 15, 1996, the Company commences to prepare a registration statement for a public offering, which in fact is filed and becomes effective within 180 days of December 15, 1996, or (ii) at the time of any Demand Request the Company is engaged in any Material Activity (provided that no more than one deferral with respect to the same Material Activity may be effected pursuant to this clause (ii) during any 360-day period). A deferral of the filing of a registration statement pursuant to this Section 4(f) shall be lifted, and, unless the Demand Request has been withdrawn as contemplated below, the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the proposed registration for the Company's account is abandoned, or in the case of a deferral pursuant to clause (ii) of the preceding sentence, the Company ceases to be engaged in a Material Activity. In order to defer the filing of a registration statement pursuant to this Section 4(f), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Eligible Distributee a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 4(f) and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Eligible Distributees and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. If any deferral is lifted as provided above, prompt notice thereof shall be given in writing to the Eligible Distributees who thereafter shall be entitled to deliver a new Demand Request. This Section 4(f) shall not prohibit the Eligible Distributees from exercising any "piggyback" registration rights to which they would otherwise be entitled pursuant to Section 5.

   5.  Piggyback Registrations of Eligible Distributees.

         (a) Request for Registration. At any time after the date hereof, if the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders) with respect to an underwritten offering for cash of Common Stock for the Company's own account or for the account of any of its securityholders (other than in connection with the initial underwritten public offering of Common Stock of the Company), then the Company shall give written notice to each Eligible Distributee not less than 20 days before the anticipated effective date of such registration statement. Such notice shall offer each Eligible Distributee the opportunity to have all or any of the Registrable Securities held by it included in such registration statement (the "Distributee Piggy-back Registration"). Within ten days after receiving such notice, each Eligible Distributee may make a written request to the Company that any or all of its Registrable Securities be included in the Piggy-back Registration, which notice shall specify the number of shares of Common Stock to be so included. Subject to Section 5(b) hereof, the Company shall include in the Distributee Piggy-back Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt by each

   Eligible Distributee of the Company's notice. The Company may in its discretion withdraw any registration statement filed pursuant to this
   Section 5(a). Any Eligible Distributee shall be permitted to withdraw all or part of the Registrable Securities from a Distributee Piggy-back Registration at any time prior to the effective date of such Distributee Piggy-back Registration.

         (b) Priority on Piggy-back Registration. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested by the holders of Registrable Securities ("Selling Distributee Piggy-back Holders") to be included in the Distributee Piggy-back Registration (on the same terms and conditions, as nearly as practicable, as the securities included therein for the account of the Company or any other securityholders of the Company). Notwithstanding the foregoing, if the managing underwriter advises the Company in writing that inclusion of the Registrable Securities requested to be included in the offering would have a Material Adverse Effect, then (i) if such Piggy-back Registration is incident to a primary registration on behalf of the Company, the Company shall include in the registration statement (A) first, all the securities to be sold by it and
   (B) second, the maximum amount of securities requested to be included in the Piggy-back Registration by the Selling Piggy-back Holders and all other securityholders of the Company entitled to piggy-back registration rights that would not cause a Material Adverse Effect (provided that the amount to be included by the Selling Piggy-back Holders shall be allocated, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders and other securityholders if the inclusion of all the requested Registrable Securities would cause a Material Adverse Effect) and (ii) if such Piggy-back Registration is incident to a secondary registration on behalf of holders of Common Stock (other than Holders) pursuant to demand registration rights, the Company shall include in such registration statement (A) first, the number of securities of such Person(s) on whose behalf the registration is being made (allocated among such Persons as they may determine, if applicable) and (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 3 in excess of the securities of such Person(s) on whose behalf the registration is being made that, in the opinion of the managing underwriters, would not have a Material Adverse Effect, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders, any other securityholder entitled to exercise piggy-back registration rights with respect to such registration rights and the Company, to the extent it desires to include securities in such registration.

   6.    Holdback Agreements

         (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Debtor or Eligible Distributee whose Registrable Securities are included in a registration statement pursuant to this Agreement agrees not to effect any public sale or distribution of such Registrable Securities or similar securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the period (not to exceed 180 days) beginning on the commencement of an underwritten public distribution under such registration statement pursuant to this Agreement (except as part of such underwritten public distribution), if and to the extent requested by the Company or by the managing underwriter or underwriters.

         (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered hereunder, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or a subsidiary thereof, the acquisition by the Company or a subsidiary thereof of the capital stock or substantially all of the assets of any other person), during the 14 days prior to, and during the period (not to exceed 180 days) beginning on, the commencement of an underwritten public distribution of Registrable Securities, if and to the extent requested by the managing underwriter.

   7.    Registration Procedures

               In connection with any registration pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become effective under the Securities Act; provided, however, that, (i) at least five days before filing a registration statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to each Debtor that is a Selling Holder or, if after the Date of Distribution, to ICH and to one counsel selected by it to represent the Eligible Distributees who are Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Selling Holders (and their counsel) or such counsel, as applicable; and (ii) after the filing of a registration statement, the Company will promptly notify each such Selling Holder or such counsel, as applicable, of comments received from, or any stop order issued or threatened by, the Commission and take all reasonable actions required to respond to such comments or, as the case may be, to prevent the entry of such stop order or to remove it if it has been entered;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) or, in the case of Piggy-back Registrations pursuant to Section 3, for such time period as the Company shall determine in its sole discretion (but in any event not before the expiration of the 90-day period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition as set forth in such registration statement;

               (c) furnish to each Debtor that is a Selling Holder, prior to filing a registration statement, copies of any document to be filed as an exhibit to such registration statement or to be incorporated by reference therein, and thereafter furnish to each Selling Holder such number of copies of such registration statement, each amendment thereto (including copies of any document to be filed as an exhibit to such registration statement or to be incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and, promptly after the effectiveness of a registration statement, to each Selling Holder the definitive final prospectus filed with the Commission, all supplements thereto and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

               (d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
         Section 7(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (e) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and its Subsidiaries to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

               (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, and prepare and file such supplement, amendment or any other required documents so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

               (g) in connection with an underwritten public distribution, enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (h)   make available for inspection during business hours on
         reasonable advance notice by any Selling Holder of such Registrable

         Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
         Each Selling Holder of Registrable Securities further agrees that information obtained by it as a result of such inspections which is deemed confidential by the Company shall not be used by it, and it shall use its best efforts to cause any Inspector not to use such confidential information, as the basis for any market transactions in securities of the Company or for any purpose other than any due diligence review with respect to decisions regarding such Selling Holder's investment in the Registrable Securities, unless and until such information is made generally available to the public;

               (i) in the event such sale is pursuant to an underwritten offering, use its commercially reasonable efforts to obtain for the underwriters a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably request;

               (j) notify the Selling Holders and the managing underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment (or document incorporated by reference therein) has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (4) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

               (k) if requested by the managing underwriter or underwriters or a Selling Holder participating in an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment, as applicable, such information as the managing underwriter or underwriters and the Selling Holders of a majority of the Registrable Securities being sold agree should be included therein which is not objectionable to the Company or its counsel relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (l) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (m) in the case of an underwritten offering, obtain an opinion or opinions from counsel for the Company in customary form and content to opinions given in similar transactions;

               (n) make available to the registrar a supply of definitive securities certificates promptly after a registration of the Registrable Securities, and cooperate with each Selling Holder to enable such certificates representing Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Selling Holders may request; and

               (o) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement (i) to be listed on the principal securities exchange, if any, on which the same type or class of securities issued by the Company are then so listed,
         (ii) quoted on the NASDAQ (or the National Market System of NASDAQ) if the same type or class of securities issued by the Company are then so quoted or (iii) if such securities are not then listed on a securities exchange or quoted on the NASDAQ (or the National Market System of NASDAQ), to be listed on such securities exchange or authorized to be quoted on the NASDAQ (or the National Market System of NASDAQ) or such other national or regional securities exchange or quotation system as the Selling Holders shall request, provided that the applicable listing requirements are met; and

               (p) take all other action reasonably requested by the Selling Holders of a majority of the Registrable Securities and necessary to effect the registration of the Registrable Securities contemplated hereby.

               The Company may require each Selling Holder of Registrable
   Securities as to which any registration is being effected to furnish to the
   Company such information regarding the distribution of such Registrable
   Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.  Notwithstanding anything herein to the contrary, no Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Securities on the basis provided in any underwriting arrangements, if any, approved by the
   Company (which approval shall not be unreasonably withheld) and (y)
   completes and executes all questionnaires, powers of attorney, indemnities,
   underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements;  provided, however, that no such
   Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable
   Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of its
   Registrable Securities pursuant to such registration.

               Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
   Section 7(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(f) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(f) hereof to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(f) hereof.

   8.    Registration Expenses

               All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Securities Act registration and filing fees, fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any (i) underwriting discounts, commissions, or fees attributable by the Debtors to the sale of the Registrable Securities, and (ii) any fees and expenses of any counsel, accountants, or other persons retained or employed by the Selling Holders and/or any Eligible Distributees.

   9.    Indemnification; Contribution

               (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities and judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to any registration statement to which this Agreement relates (a "Registration Statement") or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or judgment arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, if such Selling Holder failed to send or deliver a copy of the final prospectus (as appropriately supplemented) with or prior to the delivery of written confirmation of the sale of such Registrable Securities by such Selling Holder to the person asserting such loss, claim, damage, liability or judgment who purchased Registrable Securities that are the subject thereof from such Selling Holder if it is determined that it was the responsibility of such Selling Holder to provide such Person with a copy of the final prospectus (as appropriately supplemented) and the delivery of such final prospectus (as appropriately supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. The Company also agrees to indemnify and provide contribution arrangements to any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, "Securities Professionals") on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 9 if requested.

               (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the Indemnified Holder or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that there is a conflict of interest on the part of counsel employed by the Company to represent such Indemnified Holder (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the

   Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to appropriate local counsel) at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by a majority of such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final, unappealable judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Company will not consent to entry of any judgment or enter into any settlement which has not been consented to in writing by such Indemnified Holder, which consent shall not be unreasonably withheld.

               (c) Indemnification by Holders of Registrable Securities. Each Selling Holder, severally and not jointly with other Selling Holders, agrees to indemnify and hold harmless the Company, its directors and officers employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
   Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to losses, claims, damages, liabilities and judgments arising out of, or based upon, any such untrue statement or omission or allegations thereof based upon information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus or any amendment or supplement thereto, or any preliminary prospectus relating to the Registration Statement; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such losses, claims, damages, liabilities and judgments result from the fact that a final prospectus (as appropriately supplemented) was not sent or given o the person asserting any such losses, claims, damages, liabilities and judgments at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of the Company or any other person or entity (other than the Selling Holder) to provide such person with a final prospectus (as appropriately supplemented) and such final prospectus (as appropriately supplemented) would have cured the defect giving rise to such loss, claims, damages, liabilities and judgments. In case any action or proceeding shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors, officers, employees or agents or such controlling person shall have the rights and duties given to such Selling Holder by the preceding Section 9(b). Notwithstanding the foregoing, in no event shall the liability of any Selling Holder pursuant to this Section 9(c) exceed the net proceeds received by such Selling Holder from the sale of Registrable Securities. Each Selling Holder also agrees to indemnify and hold harmless Securities Professionals with respect to the matters referred to in this Section 9(c) on substantially the same basis as that of the indemnification provided to the Company. The Company shall be entitled to receive indemnities from Securities Professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

               (d) Contribution. If the indemnification provided for in this Section 9 is unavailable to the Company, the Indemnified Holders or the Securities Professionals in respect of any losses, claims, damages, liabilities or judgments referred to herein (other than by reason of exceptions provided in subsection 9(a) or (c)), then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments as between the Company, on the one hand, and each Indemnified Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Indemnified Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Indemnified Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

   Notwithstanding the provisions of this Section 9(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Holder or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

   10.   Miscellaneous

               (a) Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, each Holder and Eligible Distributee will be entitled to specific performance of his rights under Sections 2 and 4 of this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) Compliance with Certain Rules. Each of the parties hereto undertakes, with respect to any of the securities of the Company, to comply with the provisions of Rules 10b-6 and 10b-7 of the Exchange Act.

               (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Selling Holders of at least a majority of the Registrable Securities.

               (d) No Conflicting Agreements. The Company will not on or after the date of this Agreement enter into, any the Company has not prior to the date hereof entered into, any agreement with respect to any of its securities which otherwise conflicts with the provisions hereof.

               (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               If to the Debtors:

               c/o I.C.H. Corporation
               500 North Akard, 12th Floor
               Dallas, Texas 75201
               Attention: Daniel B. Gail, Esq.

               With a copy to:

               Winstead Sechrest & Minick
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75201
               Attention: Edward A. Petersen, Esq.

               If to the Company:

               Southwestern Financial Corporation
               745 Fifth Avenue, 5th Floor
               New York, New York 10151
               Attention: David J. Stone

               With a copy to:

               Weil, Gotshal & Manges
               100 Crescent Court, Suite 1300
               Dallas, Texas 75201-6950
               Attention: Jeremy W. Dickens, Esq.

               If to any Eligible Distributee:

               At the address specified by it upon its
               execution of a counterpart to this Agreement.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the day delivered if sent by an air courier guaranteeing overnight delivery.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

               (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                 SOUTHWESTERN FINANCIAL CORPORATION


                                 By:   /s/Scott D. Silverman
                                       ---------------------
                                       Scott D. Silverman,
                                       Senior Vice President


                                 I.C.H. CORPORATION


                                 By:   /s/Daniel B. Gail
                                       -----------------
                                       Daniel B. Gail
                                       Executive Vice President


                                 SWL HOLDING CORPORATION


                                 By:   /s/Daniel B. Gail
                                       -----------------
                                       Daniel B. Gail
                                       Executive Vice President


                                 CARE FINANCIAL CORPORATION


                                 By:   /s/Daniel B. Gail
                                       -----------------
                                       Daniel B. Gail
                                       Executive Vice President